For Immediate Release
Mediacom Communications Reports Results
for Third Quarter 2006
Middletown, NY – November 2, 2006 – MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three and nine months ended September 30, 2006. The Company will hold a teleconference to discuss its third quarter 2006 results today at 10:30 a.m. Eastern Time. A live broadcast of the Company’s teleconference can be accessed through the Company web site at www.mediacomcc.com.
Third Quarter 2006 Financial Highlights
•	Revenues of $305.6 million, an increase of 11.1% over Q3 2005

•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) of $110.8 million, an increase of 10.3% over Q3 2005 [1]

•	Operating income of $56.0 million, an increase of 23.9% over Q3 2005

•	Total revenue generating units (“RGUs”) of 2,535,000, which represents an increase of 7.4% from Q3 2005

•	Total monthly revenue per basic subscriber of $72.91, an increase of 14.4% over Q3 2005
“In the third quarter, Mediacom delivered its strongest financial performance since 2002,” said Rocco B. Commisso, Mediacom’s Chairman and CEO. “Our double-digit growth rates in both Revenues and Adjusted OIBDA were supported by favorable trends in all segments of our business. Quarterly RGU growth was the second-best in our history, but just as important we achieved the highest basic ARPU growth rates ever. Our results demonstrate that we have found the right balance between pricing and unit growth for our products. As Mediacom Phone rolls out to more of our customer base, it should only strengthen our competitive positioning in the marketplace,” concluded Mr. Commisso.
Three Months Ended September 30, 2006 Compared to Three Months Ended September 30, 2005
For the third quarter of 2006, revenues were $305.6 million, an increase of 11.1% over $275.0 million in the comparable 2005 period.
•	Video revenues increased 4.8%, as a result of basic rate increases applied on video subscribers and higher service fees from advanced video products and services. During the third quarter, the Company lost 6,000 basic subscribers compared to a loss of 17,000 for the same period last

[1]	Adjusted OIBDA excludes non-cash, share-based compensation charges.

year, which included the loss of 9,000 basic subscribers as a result of Hurricane Katrina. Average monthly video revenue per basic subscriber grew 7.8% from the third quarter of 2005 to $52.89.

•	Data revenues rose 22.0%, primarily due to a 20.1% year-over-year increase in data customers. Largely as a result of the expiration of promotional offers taken in 2005, average monthly data revenue per customer increased 1.2% from the prior year period to $38.17 and grew 1.0% sequentially from $37.79 in the second quarter of 2006.

•	Phone revenues grew 32.8% sequentially from the previous quarter to $7.7 million. As of September 30, 2006, the Company served 83,000 phone customers, and Mediacom Phone was marketed to approximately 1.85 million of the Company’s 2.8 million estimated homes passed.

•	Advertising revenues increased 14.3%, largely as a result of stronger local advertising sales and, to a lesser extent, political advertising.
Operating costs grew 11.6%, primarily due to increases in programming and employee expenses and phone and data customer growth. As a result, Adjusted OIBDA rose 10.3%. Operating income increased 23.9%, principally due to growth in Adjusted OIBDA and slightly lower depreciation and amortization expense compared to the third quarter of 2005.
Net loss for the three months ended September 30, 2006 was $89.8 million compared to a net loss of $2.7 million for the three months ended September 30, 2005. The increase in net loss was driven by several factors: loss on early extinguishment of debt of $28.3 million due to the Company’s redemption of its 11% senior notes due 2013 (the “11% Notes”); loss on derivatives, net of $15.9 million due to the quarterly mark-to-market of the Company’s interest rate hedging agreements; and provision for income taxes of $42.4 million due to a non-cash charge relating to the Company’s deferred tax asset position.
Liquidity and Capital Resources
The Company has included the Condensed Statements of Cash Flows for the nine months ended September 30, 2006 and 2005 in Table 4 to provide more details regarding its liquidity and capital resources.
Significant sources of cash for the nine months ended September 30, 2006 were:
•	Generation of net cash flows from operating activities of approximately $95.8 million; and

•	Net borrowings of about $663.4 million under the Company’s bank credit facilities.
Significant uses of cash for the nine months ended September 30, 2006 were:
•	Capital expenditures of $156.7 million;

•	Redemption of $400.0 million of the 11% Notes;

•	Repayment of $172.5 million of 5.25% convertible senior notes due July 1, 2006; and

•	Repurchases of approximately 5.8 million shares of Class A common stock for $34.4 million.
Free Cash Flow, as defined by the Company below, was positive $6.8 million for the nine months ended September 30, 2006, as compared to negative $27.8 million in the prior year period.

Financing Transactions
On July 17, 2006, the Company redeemed all of the 11% Notes at a redemption price of 105.5%. The Company funded the redemption with drawdowns on the revolving credit portions of its subsidiary credit facilities.
On October 5, 2006, the Company issued $300.0 million of aggregate principal amount of 8.5% senior notes due 2015 (the “8.5% Notes”). The Company used the proceeds of the issuance of the 8.5% Notes to reduce amounts outstanding under the revolving credit portion of its subsidiary credit facilities.
Financial Position
At September 30, 2006, the Company had total debt outstanding of $3,150.6 million. As of the same date, the Company had unused credit commitments of approximately $551.4 million, of which approximately $370.7 million could be borrowed and used for general corporate purposes based on the terms and conditions of the Company’s debt arrangements.
As of September 30, 2006, after giving effect to the issuance of the 8.5% Notes, the Company had unused credit commitments of approximately $848.4 million, of which approximately $667.7 million could be borrowed and used for general corporate purposes based on the terms and conditions of the Company’s debt arrangements.
Use of Non-GAAP Financial Measures
“Adjusted OIBDA” and “Free Cash Flow” are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines Adjusted OIBDA as operating income before depreciation and amortization and non-cash, share-based compensation charges, and defines Free Cash Flow as Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures.
Adjusted OIBDA is one of the primary measures used by management to evaluate the Company’s performance and to forecast future results. The Company believes Adjusted OIBDA is useful for investors because it enables them to assess the Company’s performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies, as well as different non-cash, share-based compensation programs. A limitation of Adjusted OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s non-cash, share-based compensation charges.
Free Cash Flow is used by management to evaluate the Company’s ability to service its debt and to fund continued growth with internally generated funds. The Company believes Free Cash Flow is useful for investors because it enables them to assess the Company’s ability to service its debt and to fund continued growth with internally generated funds in a manner similar to the method used by management, and provide measures that can be used to analyze, value and compare companies in the cable television industry. The Company’s definition of Free Cash Flow eliminates the impact of quarterly working capital fluctuations, most notably from the timing of semi-annual cash interest payments on the Company’s senior notes.

Adjusted OIBDA and Free Cash Flow should not be regarded as alternatives to either operating income, net income or net loss as indicators of operating performance or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to Free Cash Flow. Reconciliations of historical presentations of Adjusted OIBDA and Free Cash Flow to their most directly comparable GAAP financial measures are provided in Table 6.
Company Description
Mediacom Communications is the nation’s 8th largest cable television company, and among the leading cable operators focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television, high-speed Internet access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.
Forward Looking Statements
Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition in the Company’s video, high-speed Internet access and phone businesses; the Company’s ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; increasing programming costs; changes in laws and regulations; the Company’s ability to generate sufficient cash flow to meet its debt service obligations and to access capital to maintain financial flexibility; and the other risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2005 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Tables:
(1)	Actual Results – Three-Month Periods

(2)	Actual Results – Nine-Month Periods

(3)	Condensed Consolidated Balance Sheets

(4)	Condensed Statements of Cash Flows

(5)	Capital Expenditure Data

(6)	Reconciliation Data – Historical

(7)	Calculation – Free Cash Flow

(8)	Summary Operating Statistics
Contact:
Investor Relations
Matt Derdeyn
Group Vice President,
  Corporate Finance and Treasurer
(845) 695-2612
Media Relations
Marvin Rappaport
Vice President,
  Governmental Relations
(845) 695-2704

(1) Actual Results — Three-Month Periods
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,		Percent
	2006	2005	Change
Video	$221,650	$211,561	4.8%
Data	60,698	49,753	22.0
Phone	7,696	77	NM
Advertising	15,512	13,568	14.3

Total revenues	$305,556	$274,959	11.1%

Service costs	$124,320	$111,364	11.6%
SG&A expenses	65,019	58,019	12.1
Corporate expenses	5,455	5,168	5.6

Total operating costs	$194,794	$174,551	11.6%

Adjusted OIBDA	$110,762	$100,408	10.3%

Non-cash, share-based compensation charges	1,227	396	NM
Depreciation and amortization	53,572	54,851	(2.3)

Operating income	$55,963	$45,161	23.9%

Interest expense, net	$(57,125)	$(52,374)	9.1%
Loss on early extinguishment of debt	(28,298)	—	NM
(Loss) gain on derivatives, net	(15,851)	5,092	NM
Gain on sale of assets and investments, net	—	1,445	NM
Other expense	(2,124)	(2,047)	3.8

Loss before provision for income taxes	(47,435)	(2,723)	NM
Provision for income taxes	(42,392)	(8)	NM

Net loss	$(89,827)	$(2,731)	NM

Basic weighted average shares outstanding	109,689	116,864
Basic income (loss) per share	$(0.82)	$(0.02)
Diluted weighted average shares outstanding	109,689	116,864
Diluted income (loss) per share	$(0.82)	$(0.02)

Adjusted OIBDA margin (a)	36.2%	36.5%
Operating income margin (b)	18.3%	16.4%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

(2) Actual Results — Nine-Month Periods
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,		Percent
	2006	2005	Change
Video	$661,741	$637,256	3.8%
Data	173,604	142,733	21.6
Phone	17,138	77	NM
Advertising	44,843	38,469	16.6

Total revenues	$897,326	$818,535	9.6%

Service costs	$364,596	$325,674	12.0%
SG&A expenses	183,561	171,763	6.9
Corporate expenses	15,904	15,655	1.6

Total operating costs	$564,061	$513,092	9.9%

Adjusted OIBDA	$333,265	$305,443	9.1%

Non-cash, share-based compensation charges	3,280	937	NM
Depreciation and amortization	161,473	162,530	(0.7)

Operating income	$168,512	$141,976	18.7%

Interest expense, net	$(169,667)	$(153,784)	10.3%
Loss on early extinguishment of debt	(35,831)	(4,742)	NM
(Loss) gain on derivatives, net	(14,528)	11,513	NM
Gain on sale of assets and investments, net	—	2,628	NM
Other expense, net	(7,750)	(7,276)	6.5

Loss before (provision for) benefit from income taxes	(59,264)	(9,685)	NM
(Provision for) benefit from income taxes	(62,045)	124	NM

Net loss	$(121,309)	$(9,561)	NM

Basic and diluted weighted average shares outstanding	111,366	117,401
Basic and diluted loss per share	$(1.09)	$(0.08)

Adjusted OIBDA margin (a)	37.1%	37.3%
Operating income margin (b)	18.8%	17.3%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

(3) Condensed Consolidated Balance Sheets
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$26,158	$17,281
Accounts receivable, net	71,641	63,845
Prepaid expenses and other assets	22,066	23,046
Deferred tax assets	2,547	2,782

Total current assets	$122,412	$106,954

Investment in cable television systems
Property, plant and equipment, net	$1,451,702	$1,453,588
Franchise rights, net	1,803,898	1,803,971
Goodwill, net	221,382	221,382
Subscriber lists and other intangible assets, net	12,348	13,823

Total investment in cable television systems	$3,489,330	$3,492,764

Other assets, net	31,139	49,780

Total assets	$3,642,881	$3,649,498

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Accounts payable and accrued expenses	$252,800	$270,137
Deferred revenue	45,807	41,073
Current portion of long-term debt	66,628	222,770

Total current liabilities	$365,235	$533,980

Long-term debt, less current portion	$3,083,934	$2,836,881
Deferred tax liabilities	261,740	200,090
Other non-current liabilities	24,707	19,440
Total stockholders’ (deficit) equity	(92,735)	59,107

Total liabilities and stockholders’ (deficit) equity	$3,642,881	$3,649,498

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(4) Condensed Statements of Cash Flows
Condensed Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash flows provided by operating activities	$95,807	$121,151

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(156,652)	(179,230)
Proceeds from sale of assets and investments	—	4,616

Net cash flows used in investing activities	$(156,652)	$(174,614)

CASH FLOWS FROM FINANCING ACTIVITIES:
New borrowings	$2,106,000	$778,750
Repayment of debt	(1,442,590)	(720,037)
Repayment/redemption of senior notes	(572,500)	(202,834)
Issuance of senior notes	—	200,000
Repurchases of common stock	(34,386)	(6,335)
Proceeds from issuance of common stock in employee stock purchase plan	910	954
Other financing activities – book overdrafts	12,481	(8,989)
Financing costs	(193)	(6,330)

Net cash flows provided by financing activities	$69,722	$35,179

Net increase (decrease) in cash and cash equivalents	$8,877	$(18,284)
CASH AND CASH EQUIVALENTS, beginning of period	17,281	23,875

CASH AND CASH EQUIVALENTS, end of period	$26,158	$5,591

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$200,689	$184,425

(5) Capital Expenditure Data
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
Customer premise equipment	$79,765	$96,616
Scalable infrastructure	21,097	21,749
Line extensions	10,614	14,704
Upgrade/Rebuild	29,519	31,836
Support capital	15,657	14,325

Total	$156,652	$179,230

(6) Reconciliation Data — Historical
Reconciliation of Adjusted OIBDA to Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2006	2005
Adjusted OIBDA	$110,762	$100,408
Non-cash, share-based compensation charges	(1,227)	(396)
Depreciation and amortization	(53,572)	(54,851)

Operating income	$55,963	$45,161

	Nine Months Ended
	September 30,
	2006	2005
Adjusted OIBDA	$333,265	$305,443
Non-cash, share-based compensation charges	(3,280)	(937)
Depreciation and amortization	(161,473)	(162,530)

Operating income	$168,512	$141,976

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(6) Reconciliation Data — Historical (cont)
Reconciliation of Free Cash Flow to Net Cash Flows
Provided by Operating Activities
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
Free Cash Flow	$6,779	$(27,805)
Capital expenditures	156,652	179,230
Other expenses	(24,368)	(1,176)
Non-cash, share-based compensation charges	(3,280)	(937)
Change in assets and liabilities, net	(39,976)	(28,161)

Net cash flows provided by operating activities	$95,807	$121,151

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.
(7) Calculation — Free Cash Flow
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2006	2005
Adjusted OIBDA	$$110,762	$$100,408
Cash taxes	(55)	(45)
Capital expenditures	(51,871)	(67,352)
Interest expense, net	(57,125)	(52,374)

Free Cash Flow	$1,711	$(19,363)

	Nine Months Ended
	September 30,
	2006	2005
Adjusted OIBDA	$333,265	$305,443
Cash taxes	(167)	(234)
Capital expenditures	(156,652)	(179,230)
Interest expense, net	(169,667)	(153,784)

Free Cash Flow	$6,779	$(27,805)

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(8) Summary Operating Statistics (Unaudited)

	Actual	Actual	Actual
	September 30,	June 30,	September 30,
	2006	2006	2005
Estimated homes passed	2,817,000	2,813,000	2,802,000

Total revenue generating units (RGUs) (a)	2,535,000	2,478,000	2,361,000
Quarterly net RGU additions	57,000	9,000	34,000
RGU penetration(b)	90.0%	88.1%	84.3%
Total monthly revenue per RGU(c)	$40.64	$40.75	$39.10

Customer relationships(d)	1,454,000	1,459,000	1,477,000

Video
Basic subscribers	1,394,000	1,400,000	1,429,000
Quarterly net basic subscriber losses	(6,000)	(22,000)	(17,000)
Basic penetration(e)	49.5%	49.8%	51.0%
Digital customers	514,000	496,000	477,000
Quarterly net digital customer additions (losses)	18,000	(1,000)	22,000
Digital penetration(f)	36.9%	35.4%	33.4%
Monthly video revenue per basic subscriber(g)	$52.89	$52.65	$49.06

Data
Data customers	544,000	516,000	453,000
Quarterly net data customer additions	28,000	12,000	27,000
Data penetration(h)	19.3%	18.3%	16.2%
Monthly data revenue per data customer(i)	$38.17	$37.79	$37.73

Phone
Estimated marketable phone homes(j)	1,850,000	1,700,000	455,000
Phone customers	83,000	66,000	2,000
Quarterly net phone customer additions	17,000	20,000	—

Total monthly revenue per basic subscriber(k)	$72.91	$71.44	$63.76

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Total of basic subscribers and digital, data and phone customers at the end of each period.

(b)	RGUs as a percentage of estimated homes passed.

(c)	Average monthly revenues for the last three months of the period divided by average RGUs for such period.

(d)	Total number of customers that receive at least one level of service, encompassing video, data and phone, without regard to which service(s) customers purchase.

(e)	Basic subscribers as a percentage of estimated homes passed.

(f)	Digital customers as a percentage of basic subscribers.

(g)	Average monthly video revenues for the last three months of the period divided by average basic subscribers for such period.

(h)	Data customers as a percentage of estimated homes passed.

(i)	Average monthly data revenue for the last three months of the period divided by average data customers for such period.

(j)	Estimated number of homes to which the Company is currently marketing phone service.

(k)	Average monthly revenues for the last three months of the period divided by average basic subscribers for such period.